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SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

February 20, 2002
Date of Report (date of earliest event reported)

COMMUNITY HEALTH SYSTEMS, INC.
(Exact name of Registrant as specified in charter)

Delaware	001-15925	13-3893191
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

155 Franklin Road, Suite 400
Brentwood, Tennessee 37027
(Address of principal executive offices)

Registrant's telephone number, including area code: (615) 373-9600

ITEM 5. OTHER EVENTS

        On February 20, 2002, Community Health Systems, Inc. announced operating results for the fourth quarter and year ended December 31, 2001.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

  (c)
  Exhibits
99.1	Press release of Community Health Systems, Inc. dated February 20, 2002

ITEM 9. REGULATION FD DISCLOSURE

        On February 20, 2002, the Company issued a press release announcing its fourth quarter 2001 and year ended December 31, 2001 operating results. A copy of the press release is attached hereto as Exhibit 99.1 and the contents of the exhibit are incorporated herein by reference.

        The following table sets forth selected information concerning the projected quarterly and annual consolidated operating results of Community Health Systems, Inc. (the "Company") for the year ending December 31, 2002. These projections for 2002 are based on the Company's historical operating performance, current trends and other assumptions that the Company believes are reasonable at this time.

        The following is provided as guidance to analysts and investors:

Year Ending December 31, 2002 Projection Range:
Net operating revenue (in millions)	$2,050 to $2,100
EBITDA (in millions)	$358 to $365
Net income per share—diluted	$0.88 to $0.94
Same hospitals admissions growth	3.0% to 4.0%
Routine capital expenditures (in millions)	$70 to $75
Replacement hospital expenditures (in millions)	$32 to $35
Acquisitions of new hospitals	3 to 4
Weighted average diluted shares (in millions)	102
Net Income Per Share—Diluted Estimate by Quarter:
1st quarter ending March 31, 2002	$0.24 to $0.25
2nd quarter ending June 30, 2002	$0.19 to $0.20
3rd quarter ending September 30, 2002	$0.20 to $0.22
4th quarter ending December 31, 2002	$0.25 to $0.27

        The following assumptions were used in developing the guidance on preceding page:

  •
  On November 20, 2001, the Company entered into three separate interest rate swap agreements, each for a notional amount of $100 million, to limit the effect of changes in interest rates on the cost of long-term borrowings. Under the agreements, the Company pays interest quarterly at annualized fixed rates of 3.37%, 4.03% and 4.46%, respectively, for terms ending November 2003, 2004 and 2005, respectively. On the payment dates, the Company receives an offsetting variable rate of interest payments from the counterparty based on the three-month London Inter-Bank Offer Rate ("LIBOR").

  •
  Effecting January 1, 2002, the Company adopted Statement of Financial Accounting Standards ("SFAS") No. 141, "Business Combinations" and SFAS No. 142, "Goodwill and Other Intangible Assets." Financial guidance for 2002 excludes non-cash amortization of goodwill but includes non-cash amortization of other intangibles in accordance with SFAS No. 141 and No. 142. The resulting reduction in goodwill amortization expense is approximately $0.24 per share after tax for 2002. No impairment write-down is expected from the adoption of SFAS No. 141 and No. 142.

        The projections set forth in the preceding table constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995. Although the Company believes that these forward-looking statements are based on reasonable assumptions, these assumptions are inherently subject to significant economic and competitive uncertainties and contingencies which are difficult or impossible to predict accurately and are beyond the control of the Company. Accordingly, the Company can not give any assurance that its expectations will in fact occur and cautions that actual results may differ materially from those in the forward-looking statements. A number of factors could affect the future results of the Company or the healthcare industry generally and could cause the Company's expected results to differ materially from those expressed in this filing. These factors include, among other things:

  •
  general economic and business conditions, both nationally and in the regions in which we operate;

  •
  demographic changes;

  •
  existing governmental regulations and change in, or the failure to comply with, governmental regulations or our corporate compliance agreement;

  •
  legislative proposals for healthcare reform;

  •
  our ability, where appropriate, to enter into managed care provider arrangements and the terms of these arrangements;

  •
  changes in Medicare and Medicaid payment levels;

  •
  uncertainty with the Health Insurance Portability and Accountability Act of 1996 regulations;

  •
  liability and other claims asserted against us;

  •
  competition;

  •
  our ability to attract and retain qualified personnel, including physicians;

  •
  trends toward treatment of patients in lower acuity healthcare settings;

  •
  changes in medical or other technology;

  •
  changes in generally accepted accounting principles;

  •
  the availability and terms of capital to fund additional acquisitions or replacement facilities; and

  •
  our ability to successfully acquire and integrate additional hospitals.

        The quarterly and annual consolidated operating results for the year ended December 31, 2001, are not necessarily indicative of the results that may be expected for any future quarter or for any future fiscal year.

        The Company cautions that the quarterly and annual projections for 2002 set forth on the preceding pages are given as of the date hereof based on currently available information. The Company is not undertaking any obligations to update these projections as conditions change or other information becomes available.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: February 20, 2002	COMMUNITY HEALTH SYSTEMS, INC. (Registrant)

	By:	/s/ Wayne T. Smith Wayne T. Smith Chairman of the Board President and Chief Executive Officer (principal executive officer)

	By:	/s/ W. Larry Cash W. Larry Cash Executive Vice President and Chief Financial Officer (principal financial officer)

	By:	/s/ T. Mark Buford T. Mark Buford Vice President and Corporate Controller (principal accounting officer)

        Index to Exhibits Filed with the Current Report on Form 8-K Dated February 20, 2002

Exhibit Number	Description
99.1	Press Release dated February 20, 2002

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  ITEM 5. OTHER EVENTS
  ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS
  ITEM 9. REGULATION FD DISCLOSURE
SIGNATURES